Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation in this Registration Statement on Form S-1, of our report dated April 22, 2011 of Shop Eat Live, Inc. (A Development Stage Company) relating to the financial statements of Shop Eat Live, Inc. for the period from January 19, 2011 (Inception) to March 31, 2011, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

April 22, 2011